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                                                                    Exhibit 21.1

                   Subsidiaries of Dayton Superior Corporation

                                                    Jurisdiction of Incorporation
                  Name                                     or Organization
-----------------------------------------           -----------------------------
Aztec Concrete Accessories, Inc.                             California
Dayton Superior Canada Ltd.                                  Ontario
Dayton Superior Specialty Chemical Corp.                     Kansas
Dur-O-Wal, Inc.                                              Delaware
Symons Corporation                                           Delaware
Southern Construction Products, Inc.                         Alabama
Trevecca Holdings, Inc.                                      Delaware